Exhibit 10.4

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COMMERCIAL SUPPLY AGREEMENT

THIS COMMERCIAL SUPPLY AGREEMENT (this “Agreement”) is entered into and effective as of July 5th, 2013 (the “Effective Date”) by and between VIVUS, Inc., a Delaware corporation with its principal place of business at 351 E. Evelyn Avenue, Mountain View, CA 94041 (“VIVUS”) and BERLIN-CHEMIE AG, a German public limited company having a place of business at Glienicker Weg 125 — 127, 12489 Berlin, Germany (“Purchaser”).  VIVUS and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, VIVUS and Purchaser have entered into a separate License and Commercialization Agreement effective as of July 6th, 2013  (the “License Agreement”) pursuant to which VIVUS granted to Purchaser a license in the Menarini Territory for the commercialization of the therapeutic drug avanafil.

WHEREAS, Purchaser desires to purchase the Product from VIVUS, and VIVUS desires to supply the Product to Purchaser, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      DEFINITIONS

Capitalized terms not expressly defined herein shall have the same meaning as set forth in the License Agreement.

“cGMP” means current Good Manufacturing Practices, that is, the current standards for the manufacture, processing, packing, testing, shipping, and holding of drug active ingredients in the United States, as set forth in the Act and applicable regulations promulgated thereunder (including without limitation 21 C.F.R. Parts 210 and 211), as amended from time to time; and (b) comparable laws or regulations applicable to the manufacture, processing, packing, testing, shipping, and holding of drug active ingredients in the European Union, as they may be updated from time to time, including applicable guidelines promulgated under the International Conference on Harmonization.

“European Union” means any and all member countries of the European Union, as updated from time to time.

“Forecast” shall have the meaning set forth in Section 2.2.

“GAAP” means then-current generally accepted accounting principles in the United States, consistently applied during the applicable calculation period by the applicable Party.

“License Agreement” shall have the meaning set forth in the recitals above.

“MAA” means an application for Regulatory Approval filed with the EMA.

“Manufacturing Cost” means VIVUS’s out-of-pocket costs in obtaining, transporting, and storing raw materials for manufacturing Product and in having the Product manufactured, tested, and supplied to Purchaser hereunder, including transfer prices paid to MTPC and other Third Party manufacturers.  The Manufacturing Cost for Product manufactured by MTPC shall be calculated as set forth in Exhibit B.

“Minimum Purchase Obligation” means the quantities of Product described in Exhibit C; provided, however, that if Purchaser exercises its right to conduct Independent Manufacturing (as defined in the License Agreement), Minimum Purchase Obligation shall thereafter mean, for each calendar year during the Term, the greater of (a) *** (***%) percent of Purchaser’s requirements of Product during such calendar year and (b) the quantities of Product described in Exhibit C.

“New Third Party Manufacturer” shall have the meaning set forth in Section 2.1(a).

“Person” means an individual, corporation, partnership, limited liability company, trust, association, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

“Price” means Manufacturing Cost plus *** percent (***%); provided, however, that such *** percent (***%) markup shall not apply to the Net Sales Manufacturing Cost (as defined in Exhibit B).

“Product” means formulated tablets containing Compound in bulk form which, if appropriately packaged and labeled would constitute the pharmaceutical product known as Spedra™, as described in the MAA for such product filed with the EMA (as such MAA may be modified in the future in accordance with this Agreement and/or the License Agreement).  Product will be ordered and supplied at three different dosage strengths:  50 mg, 100 mg, and 200 mg.

“Product Shortage” means a circumstance that is not the result of a force majeure in which VIVUS is unable to supply Product to Purchaser in compliance with the terms and conditions of this Agreement in the quantities sufficient to meet Purchaser’s requirements of Product as set forth in the most recent Forecast.

“Purchase Order” shall have the meaning set forth in Section 2.3.

“Purchaser Territory” means the “Menarini Territory” as defined in the License Agreement.

“Quality Agreement” shall have the meaning set forth in Section 5.4.

“Specifications” means the specifications, standards, limits, criteria and other requirements for or related to the Product provided hereunder, as set forth in Exhibit A or otherwise agreed to by the Parties in writing.

“Term” shall have the meaning set forth in Section 9.1.

2.                                      SUPPLY OF PRODUCTS

2.1                                     Supply of Product.

(a)                                       Supply and Purchase of Product.  During the Term, and subject to the provisions herein, VIVUS shall manufacture, test, and supply the Product to Purchaser or its designee, directly or through one or more Third Party subcontractors, and Purchaser shall purchase the Product from VIVUS, pursuant

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to Purchase Orders submitted to VIVUS by Purchaser, from time to time in accordance with Section 2.3.  VIVUS shall ensure that the Product delivered to Purchaser has a minimum remaining shelf life of at least ***; provided, however, that the shelf life for the initial shipments of Product shall be as set forth in Section 2.5.  Purchaser acknowledges that, as of the Effective Date, VIVUS obtains Product solely from MTPC and that VIVUS will continue to obtain Product solely from MTPC unless and until VIVUS is able to identify, qualify, and contract with another Third Party manufacturer having suitable capabilities (the “New Third Party Manufacturer”).

(b)                                 Exclusive Arrangement.  Subject to the terms and conditions of this Agreement Purchaser agrees to purchase from VIVUS, and VIVUS agrees to manufacture and provide to Purchaser, all of Purchaser’s requirements for Product (subject to Purchaser’s right to conduct Independent Manufacturing (as defined in the License Agreement).  Notwithstanding the foregoing, for so long as MTPC is the sole supplier of Product to VIVUS, Purchaser shall be permitted to obtain Product from a Third Party manufacturer to the extent that Purchase Orders submitted by Purchaser exceed MTPC’s capacity.    VIVUS shall be free to supply Product to any Third Party worldwide, subject to the exclusive rights granted to Purchaser pursuant to the License Agreement.

2.2                               Forecasts.  Purchaser will submit to VIVUS, no later than the *** of the *** preceding the start of every *** during the Term, a rolling forecast (“Forecast”) setting forth an estimate of the total quantity of Product that Purchaser reasonably believes it will purchase during the *** commencing with the beginning of the subsequent ***, along with estimated shipment dates.

2.3                               Purchase Orders.  Purchaser shall purchase *** Product by written purchase orders (“Purchase Orders”), submitted to VIVUS at least *** in advance of the desired shipment date specified therein.  For each ***, Purchaser shall be required to submit Purchase Orders for at least *** percent (***%) of the quantities in Forecast for such calendar quarter submitted by Purchaser to VIVUS *** prior to the start of such *** (the “Binding Forecast”), and VIVUS will have no obligation to supply Product in excess of *** percent (***%) of the quantity specified in such Binding Forecast.  Because bulk Compound is only manufactured in whole batches of ***, all Purchase Orders must specify a quantity of Product equivalent to an integral multiple of *** of Compound.  Each Purchase Order shall specify, at a minimum, the applicable volume of each dosage strength of Product ordered, and the requested delivery date.  Upon receipt of a Purchase Order, subject to the provisions of Section 2.1, VIVUS shall supply the Product in such quantities and deliver the Product to Purchaser (or Purchaser’s designee) on such delivery dates.  VIVUS is not obligated to accept verbal orders of any kind for the supply of Product hereunder.  To the extent there is any conflict or inconsistency between this Agreement and any Purchase Order, this Agreement shall govern.

2.4                               Minimum Purchase Requirements.  Each calendar year during the Term, Purchaser shall be required to either (a) purchase no less than the Minimum Purchase Obligation from VIVUS in accordance with the terms of this Agreement or (b) ***.

2.5                               Initial Order.  Purchaser and VIVUS shall agree on one or more initial orders of Product to be filled from quantities of Product then on hand or in process.  Product supplied to fill such initial order(s) shall be subject to the requirements set forth in this Agreement that apply to supplied Product generally, except there will be no requirements with respect to the minimum remaining shelf life of such Product.  Purchaser shall have an opportunity to review information detailing the remaining shelf life for Product on hand prior to agreeing on the initial order(s).

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2.6                                     Delivery and Shipping Terms.

(a)                                 For Product shipped from a location ***, this Section 2.6(a) shall apply.Product shall be shipped EXW (Incoterms 2010) directly to the packaging facility. Title to the Product and risk of loss shall pass to Purchaser at the time of delivery of the Product to the Third Party shipper at the loading dock of the manufacturing facility. Purchaser shall be responsible for obtaining any necessary export and/or import licenses, or other similar official authorizations, and for carrying out all customs formalities for the exportation and importation of the Product.  VIVUS shall issue (or shall have its manufacturer issue) a certificate of analysis (“COA”) for shipment of Product sent to Purchaser.

(b)                                 For Product shipped from a location ***, this Section 2.6(b) shall apply. Product shall be shipped CIP (Incoterms 2010) ***.  Title to the Product and risk of loss shall pass to Purchaser at the time of delivery of the Product. All costs of insurance, shipping, freight, custom duties, and other charges associated with the shipment of the Product to Purchaser’s designated destination (including without limitation VIVUS’s fully burdened cost of obtaining any necessary export licenses, or other similar official authorizations, and for carrying out all customs formalities for the exportation of the Product) shall be charged to Purchaser.  VIVUS shall issue (or shall have its manufacturer issue) a certificate of analysis (“COA”) for shipment of Product sent to Purchaser.

2.7                               Packaging and Labeling.  VIVUS will supply Product to Purchaser in the form of bulk tablets.  Purchaser shall be responsible, at its sole expense, for packaging and labeling the Product for commercial sale.  Any labels, product inserts, and other packaging for the Product shall be consistent with then-current Regulatory Approval(s) for the Product in the Purchaser Territory and with Applicable Law.  VIVUS’s name will not appear on the label or anywhere else on the commercial packaging of the Product unless:  (i) required by any Applicable Laws; or (ii) VIVUS consents in writing to the use of its name.

2.8                               Product Shortage.  If VIVUS becomes aware of any circumstances that may cause VIVUS to be unable to deliver the forecasted or ordered quantities of Product, VIVUS shall provide Purchaser with prompt written notice of such inability.  In the event of a Product Shortage, without prejudice to any other remedy Menarini may have under this Agreement, VIVUS shall be obliged to allocate the available Product among Purchaser and any other licensees and/or authorized distributors of Product worldwide, *** based on the volume of Product orders of Purchaser and such other licensees and distributors.  The “volume of Product orders” will be calculated based on (a) orders for Product that were delivered during the preceding *** or that are then in transit (excluding in each case any orders where payment therefor is delinquent), and (b) the binding portion of any outstanding purchase orders or forecasts.

2.9                               Adjustments Related to New Third Party Manufacturer.  Purchaser acknowledges that the terms under which the New Third Party Manufacturer will manufacture and supply Product to VIVUS may differ from the terms under which MTPC manufactures and supplies Product to VIVUS and that as a result certain terms of this Agreement may need to be modified in order to maintain consistency between this Agreement and the agreement under which the New Third Party Manufacturer manufactures and supplies Product.  VIVUS shall use *** to minimize the need for any such modifications, but Purchaser agrees to work with VIVUS in good faith to implement any such modifications that may be necessary.  The Parties agree that, in principle, the terms under which the New Third Party Manufacturer will manufacture and supply Product to VIVUS will, in the aggregate, be no less favorable to VIVUS (and therefore to Purchaser as well) than ***.

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2.10                         Delay in Delivery.  In case of delay in the delivery of the Product attributable to ***, in addition to any other remedy Menarini may have for such delay hereunder, VIVUS agrees to credit to Menarini against the Price for the Product affected by the delay, as liquidated damages (and not as penalty), after a grace period of ***, ***% (*** percent) of such Price per each day of delay, up to a maximum of *** percent (***%).

2.11                        New Forecast and Orders Method.  The Parties expressly agree that Section 2.2, 2.3 and 2.4 shall apply only for so long as MTPC is the sole supplier of Product to VIVUS.  Afterwards, VIVUS shall use *** to agree with a new possible Third Party manufacturer forecasts and orders rules in line with the provisions set forth in Exhibit E.

3.                                      PRICE; PAYMENT

3.1                               Prices for Product.  Purchaser shall pay to VIVUS the Price for the units of Product supplied to Purchaser pursuant to this Agreement.  Purchaser shall be solely responsible for determining the price at which it will sell the Product.

3.2                               Payment.  VIVUS shall provide to Purchaser written invoices setting forth the amount payable by Purchaser with respect to quantities of Product sold hereunder, including the Price applied by VIVUS to each dosage strength of Product.  Purchaser shall pay VIVUS for Product in the amount invoiced by VIVUS within *** from the date of the invoice which invoice shall be issued at the delivery date.  If Menarini is legally required to withhold any Taxes from payments due hereunder, Menarini shall (a) deduct such Taxes from the payment made to VIVUS, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to VIVUS.  Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect and shall discuss in good faith how to solve any situation where VIVUS may not deduct such payment for reasons beyond VIVUS’ reasonable control.  Notwithstanding the foregoing, if a deduction or withholding of Taxes hereunder arises as a result of any action by Purchaser that has the effect of modifying the Tax treatment of, or increasing the Taxes applicable to, payments hereunder, in each case relative to the Tax treatment existing as of the Effective Date (a “Purchaser Withholding Tax Action”), including without limitation an assignment of this Agreement by Purchaser or any failure on the part of Purchaser to comply with Applicable Law, then (i) the payment by Purchaser shall be increased by the amount necessary (the “Additional Tax”) to ensure that VIVUS receives an amount equal to the amount that it would have received had no such Purchaser Withholding Tax Action occurred, and (ii) the obligations in subsections (a)-(c) above shall apply with respect to such Additional Tax.  Solely for purposes of this Section, “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by the applicable government or other taxing authority.

4.                                      REPRESENTATIONS AND WARRANTIES

4.1                               Mutual Representations.  Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as follows, as of the Effective Date:

(a)                                 Corporate Existence and Power.  It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite power

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and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.

(b)                                 Authority and Binding Agreement.  It has the requisite power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and this Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c)                                  Consents.  All necessary consents, approvals and authorizations of all governmental authorities and other Third Parties required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained by it.  For the avoidance of doubt, Purchaser shall be solely responsible for obtaining any product and/or distribution license so as to be able to sell and market the Product in a particular territory.

4.2                               Product Warranties of VIVUS.

(a)                                 VIVUS warrants that at the time of shipment, the Product shall:  (i) comply with the Specifications, and (ii) be manufactured in compliance with cGMP.

(b)                                 The foregoing warranty shall not apply to damaged Product to the extent such damage is directly caused in whole or in part by Purchaser’s breach of this Agreement or use, handling, or storage that is not in accordance with VIVUS’s instructions or that constitutes improper treatment.

(c)                                  VIVUS’s obligations as provided in Section 10.1 and Section 6.2 shall be the sole and exclusive remedies available to Purchaser with respect to Product that fails to meet the product warranties set forth in Section 4.2(a).

4.3                               No Other Representations or Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 4, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF VIVUS.  ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

5.                                      QUALITY

5.1                               General.  VIVUS shall be responsible for establishing and maintaining such procedures for implementing corrective and preventive actions with respect to the Product as it deems necessary in compliance with Applicable Law.  VIVUS shall cooperate with Purchaser at VIVUS’s expense in determining the cause of any quality problems involving the Product, identifying corrective actions, and ensuring the implementation and effectiveness thereof.  VIVUS shall use to implement such corrective

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actions with respect to the Product, and shall provide Purchaser with written confirmation upon the completion thereof.

5.2                               Notice of Failure to Meet Specifications.  VIVUS shall notify Purchaser promptly after the discovery that any lot of Product shipped to Purchaser, which had previously been approved in accordance with procedures set forth herein, fails to comply with its applicable Specifications.  VIVUS will make, at its expense, such further internal investigation of any failure to meet the Specifications VIVUS deems appropriate under the circumstances and otherwise consistent with its obligations hereunder.

5.3                               Changes to Specifications.

(a)                                 Changes Requested by Purchaser.  VIVUS shall consider in good faith any reasonable requests by Purchaser to change the manufacturing process, Specifications, or any testing method with respect to the Product; provided, however that VIVUS shall in no event be obligated to implement any such change unless VIVUS, in its sole discretion, agrees to do so.

(b)                                 Changes Requested by VIVUS.  VIVUS shall have the right, in its sole discretion, to change to any procedures, Specifications, methods (including testing methods) or standard operating procedures relating to the manufacture or supply of the Product.  Notwithstanding the foregoing, VIVUS shall not implement any such change that is (i) inconsistent with the then-current MAA for the Product or (ii) reasonably likely to have a material adverse effect on VIVUS’s ability to comply with the terms of this Agreement, including any Product delivery timelines hereunder.

5.4                               Quality Agreement.  Concurrent with the execution of this Agreement, the Parties have entered into a quality agreement governing the agreed-upon specifications and other technical aspects of supply of Products to Purchaser hereunder, in the form attached hereto as Exhibit D (the “Quality Agreement”)  In the event of any inconsistency between this Agreement and the Quality Agreement, this Agreement shall control.

6.                                      ACCEPTANCE AND REJECTION PROCEDURES

6.1                               Inspection.  Purchaser shall have *** after receipt of a shipment of Product to proceed with a visual inspection of the Product to verify if there is any apparent damage to or defect in the Product or any non-compliance with the Specifications which is discoverable by a visual inspection, or if there any errors in the quantities of Product shipped (the “Inspection Period”).  Purchaser shall notify VIVUS of any such non-compliance prior to the end of the Inspection Period, describing in detail the non-compliance.  Notwithstanding the preceding provisions of this Section 6.1, if with respect to any unexpired Product, the non-compliance could not be reasonably be expected to have been found by diligent and adequate visual inspection during the Inspection Period and Purchaser notifies VIVUS of such non-compliance, describing the Latent Defect in detail, within *** of Purchaser’s knowledge of the Latent Defect and within *** from the date of receipt of such Product, such non-compliance shall be deemed to be a “Latent Defect” hereunder, provided however that such deadline shall apply only for so long as MTPC is the sole supplier of Product to VIVUS. Afterwards, VIVUS shall use *** to agree with a new possible Third Party manufacturer a new deadline as long ***.  Purchaser’s notification of VIVUS of a non-compliance during the Inspection Period or of a Latent Defect as permitted above shall be referred to herein as a “Claim”. For the sole purpose of application of Section 6.2, Purchaser shall be deemed to have accepted any Product if it fails to give a Claim in the periods

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permitted above; provided, however, that Purchaser’s acceptance of Product shall not limit Purchaser’s indemnification rights under Section 10.1 (which, for clarity, shall be fully subject to the exceptions recited therein).  At VIVUS’ reasonable request, Purchaser shall provide VIVUS with any available documentation or analysis that is reasonably necessary for VIVUS to exercise its rejection rights under its supply agreement with MTPC and/or any other relevant Third Party manufacturer.

6.2                               Remedies.  Except for Claims disputed pursuant to Section 6.2(b) hereof, if Purchaser submits a Claim, then as promptly as practicable after the submission of the Claim to VIVUS (taking into account, without limitation, the time necessary for VIVUS to receive a response from MTPC and/or any other relevant Third Party manufacturer with respect to such Claim), VIVUS shall instruct Purchaser whether to return or destroy the Product in question and provide Purchaser with replacement Product.  In the event that:

(a)                                 VIVUS agrees with the Claim, then VIVUS shall pay for all out-of-pocket costs of returning or destroying Product that is the subject of any accepted Claim.  VIVUS shall bear the risk of loss for such Product, beginning at such time as they are taken at Purchaser’s premises for return delivery.

(b)                                 VIVUS does not agree with the Claim, then the Parties agree to submit the Product in question to a mutually agreed independent Third Party that has the capability of testing the Product to determine whether or not it complies with the Specifications.  The losing Party shall bear all costs and expenses related to such testing and pay for all shipping costs of returning the Product and/or sending the replacement Product, as the case may be.

7.                                      REGULATORY MATTERS.

7.1                               Regulatory Responsibilities.  The Parties’ respective rights and obligations with respect to Regulatory Approvals in the Purchaser Territory, communications with Regulatory Authorities in the Purchaser Territory, and other regulatory matters relating to the Product in the Purchaser Territory are set forth in the License Agreement.

8.                                      RECORD-KEEPING; INSPECTION; AUDIT

8.1                               Recordkeeping.  VIVUS will keep records of the manufacture and testing of the Product, and retain samples of Product sold hereunder as are necessary to comply with Applicable Laws, as well as to assist with resolving Product complaints and other similar investigations.  Copies of the records and samples will be retained for a period of *** following the date of Product expiry, or longer if required by Applicable Laws.  Purchaser is responsible for retaining samples of the Product necessary to comply with the legal/regulatory requirements applicable to Purchaser.

8.2                               Audits.  From and after the commencement of supply hereunder directly or through an independent auditor reasonably acceptable to VIVUS, Purchaser shall have the right, upon reasonable advance notice and during regular business hours, to make an inspection and audit of the facilities being used by VIVUS or a VIVUS Affiliate for the production of Product by an independent Third Party auditor to assure compliance by VIVUS with cGMPs.  At Purchaser’s reasonable request, VIVUS agrees to use *** to facilitate a similar inspection and audit of the facilities being used by MTPC and/or any other Third Party manufacturer, such as, solely by way of example, by exercising VIVUS’s audit right in its agreement with such manufacturer, at Purchaser’s cost, and sharing the results of such audit with Purchaser.  Purchaser acknowledges that VIVUS’s audit right in the MTPC Agreement is limited to periodic audits to ensure that cGMP continue to be followed.

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8.3                               Procedure.  The inspection and audit provided for under Section 8.2 shall not be carried out by Purchaser more than once per calendar year.  Each inspection and audit shall be conducted in a manner so as to minimize disruption of the business operations of VIVUS.  VIVUS representatives will be permitted to participate as observers during any such inspection and audit.  To the extent that Purchaser’s requests an inspection or audit of the facilities of MTPC and/or any other Third Party manufacturer, Purchaser acknowledges that VIVUS must coordinate the dates and schedule of such inspection and audit with MTPC and/or such other Third Party manufacturer.  The independent auditor shall enter into a written confidentiality agreement with VIVUS containing provisions regarding the disclosure of information obtained during the inspection and audit that are at least as restrictive as the provisions of Article 13 of this Agreement; provided that, the independent auditor will be permitted to disclose to Purchaser whether and to what extent VIVUS (or, if applicable, MTPC and/or any other Third Party manufacturer) failed to comply with the requirements of Section 8.1 (and shall not be permitted to disclose to Purchaser any other information).  A copy of any such disclosure to Purchaser shall also be provided to VIVUS.

8.4                               Results.  If an inspection or audit reveals a failure to comply with cGMP in any material respects, then Purchaser shall promptly provide to VIVUS written notice of such fact, which notice shall contain in reasonable detail the deficiencies found in the applicable facilities and, if practicable, those steps Purchaser believes should be undertaken in order to remedy such deficiencies.  The Parties shall discuss in good faith the proposed deficiencies and, to the extent there is agreement on the proposed deficiencies, VIVUS shall use reasonable efforts to remedy such deficiencies, or implement a plan to remedy such deficiencies, as soon as reasonably practical following receipt of the notification thereof.

9.                                      TERM; TERMINATION

9.1                               Term.  The term of this Agreement (the “Term”) will commence on the Effective Date and will continue, unless otherwise agreed between the Parties, until December 31st, 2018.

9.2                               Termination for Default or Bankruptcy.  Either Party may terminate this Agreement (a) for material breach by the other Party if such breach continues uncured for a period of *** after receipt of notice thereof; or (b) if (i) the other Party shall institute bankruptcy, insolvency, liquidation or receivership proceedings or proceedings for reorganization under bankruptcy or comparable laws; or (ii) a petition shall be filed against the other Party for any proceedings described in clause (i) above, the effectiveness of which is not stayed or dismissed within *** after the filing thereof; or (iii) the other Party shall make a general assignment of all or substantially all of its assets for the benefit of creditors.  Termination of this Agreement pursuant to this Section 9.2 shall not affect any other rights or remedies which may be available to the non-defaulting Party, including any rights or remedies under the License Agreement.

9.3                               Termination Upon Termination of License Agreement.  In addition to the termination rights expressly provided for elsewhere in this Agreement, either Party may also terminate this Agreement upon written notice to the other Party if the License Agreement is terminated in accordance with its terms.

9.4                               Termination upon Transfer of Control of Supply Chain.  This Agreement shall automatically terminate upon the completion of the Supply Chain Transfer (as defined in the License Agreement).

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9.5                               Effects of Termination.  Upon expiration or termination of this Agreement, VIVUS shall manufacture and supply, and Purchaser shall purchase from VIVUS (a) any and all quantities of Product ordered by Purchaser pursuant to this Agreement prior to the date on which such notice is given, for the applicable Price, and (b) any and all materials held by VIVUS or MTPC (or any other Third Party manufacturer of Product) for exclusive use in the manufacture of Compound or bulk Product based on binding part of the Forecasts provided by Purchaser, for an amount equal to *** with respect to such Materials.  Termination or expiration of this Agreement will not affect any outstanding obligations due hereunder prior to the termination or expiration.

9.6                               Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to the effective date of such expiration or termination.  The following sections shall survive termination or expiration of this Agreement for any reason: 1 (any relevant definitions), 3 (solely in relation to Product sold prior to expiration or termination of this Agreement or in relation to Product or other materials sold pursuant to Section 9.5), 4.4, 4.3, 8.1, 9.5, 9.6, 10, 11, 12, 13, 14, 15, 16.

10.                               INDEMNIFICATION

10.1                        Indemnification by VIVUS.  VIVUS shall defend and indemnify and hold Purchaser, its Affiliates and their respective directors, officers and employees (the “Menarini Indemnified Parties”) harmless against any and all Third Party claims, suits or proceedings, and all associated expenses, recoveries and damages, including court costs and reasonable attorneys’ fees and expenses, arising out of, based on, or caused by (i) the breach by VIVUS of any representation or warranty or covenant contained in this Agreement; or (ii) Product supplied by VIVUS to Menarini hereunder that fails to meet the warranties set forth in Section 4.2 (in such case indemnification by VIVUS shall include costs of Product recall), except in each case to the extent that such claims, suits, proceedings, expenses, recoveries or damages arise from the breach by Menarini of any representation or warranty or covenant contained in this Agreement or any negligence or willful misconduct by a Menarini Indemnified Party.

10.2                        Indemnification by Purchaser.  Purchaser agrees to defend and indemnify and hold VIVUS, its Affiliates and their respective directors, officers and employees (the “VIVUS Indemnified Parties”) harmless against any and all Third Party claims, suits, proceedings, and all associated expenses, recoveries, and damages including court costs and reasonable attorneys’ fees and expenses, arising out of, based on, or caused by (i) the storage, sale, shipment, promotion or distribution of the Product by Purchaser, or (ii) the breach by Purchaser of any representation or warranty or covenant contained in this Agreement, except in each case to the extent that such claims, suits, proceedings, expenses, recoveries or damages arise from the breach by VIVUS of any representation or warranty or covenant contained in this Agreement (including breach of Section 4.2), or any negligence or willful misconduct by a VIVUS Indemnified Party.

10.3                        Indemnification Procedures.  The Party claiming indemnity under this Article 10 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly and in no event later than *** after learning of a written claim (“Indemnified Claim”).  Failure by an Indemnified Party to give notice of an Indemnified Claim within *** of receiving a writing reflecting such Claim shall not relieve the Indemnifying Party of its indemnification obligations hereunder except and solely to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give such notice.  The Indemnifying Party shall have the right to assume the conduct and defense of the Indemnified Claim with counsel of its choice; provided that, the Indemnifying Party shall not have the right to assume any Indemnified Claim if (x) the

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Indemnifying Party fails to provide reasonable evidence of its ability and willingness to satisfy such claim, or (y) such claim involves a criminal or regulatory enforcement action.  The Indemnified Party shall provide the Indemnifying Party with reasonable assistance in connection with the defense of the Indemnified Claim.  The Indemnified Party may monitor such defense with counsel of its own choosing at its sole expense.  The Indemnifying Party may not settle the Indemnified Claim without the prior written consent of the Indemnified Party, such consent shall not be unreasonably withheld, delayed or conditioned.  In no event shall the Indemnifying Party settle the Indemnified Claim unless such settlement provides an unconditional and full release of the Indemnified Party.  If the Indemnifying Party does not assume and conduct the defense of the Indemnified Claim as provided above: (a) the Indemnified Party may assume and conduct the defense of the Indemnified claim at the Indemnifying Party’s expense; (b) the Indemnified Party may consent to the entry of any judgment or enter into any settlement with respect to the Indemnified Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); and (c) the Indemnifying Party will remain responsible to indemnify the Indemnified Party for Indemnified Amounts as provided in this Article 10.

11.                               LIMITATION OF LIABILITY.

(a)                                 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY EXEMPLARY, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES, COSTS OR EXPENSES (INCLUDING LOST PROFITS, LOST REVENUES AND/OR LOST SAVINGS) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTHING IN THE PRECEDING SENTENCE IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY IN CONNECTION WITH THIRD PARTY CLAIMS UNDER ARTICLE 10, (B) DAMAGES OR INJUNCTIVE RELIEF AVAILABLE FOR A PARTY’S BREACH OF ARTICLE 13, (C) DAMAGES TO THE EXTENT ARISING FROM OR RELATING TO GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT ACTS OR OMISSIONS OF A PARTY OR (D) DIRECT DAMAGES.  IN NO EVENT SHALL VIVUS’ AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT UNDER ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT, STATUTORY OR OTHERWISE) EXCEED THE GREATER OF €*** EUROS OR THE SUM OF AMOUNTS ACTUALLY RECEIVED BY VIVUS UNDER THIS AGREEMENT ANDOR THE LICENSE AGREEMENT (EXCLUDING ***); PROVIDED, HOWEVER THAT THIS LIMITATION SHALL NOT APPLY TO (I) VIVUS’S OBLIGATIONS IN CONNECTION WITH THIRD PARTY CLAIMS UNDER ARTICLE 10 OR (II) DAMAGES TO THE EXTENT ARISING FROM OR RELATING TO VIVUS’S WILLFUL MISCONDUCT OR FRAUDULENT ACTS OR OMISSIONS.

(b)                                 Allocation of Risks.  The limitation of liability set forth in this Article 11 reflects a deliberate and bargained for allocation of risks between Purchaser and VIVUS and is intended to be independent of any exclusive remedies available under this Agreement, including any failure of such remedies to achieve their essential purpose.

(c)                                  Essential Part of the Bargain.  The Parties acknowledge that the limitations of liability set forth in this Article 11 are an essential element of this Agreement between the Parties and that the Parties would not have entered into this Agreement without such limitations of liability.

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(d)                                 Duty to Mitigate.  Each Party shall use reasonable efforts to mitigate any damages incurred by such Party hereunder.

12.                               INSURANCE.

Each Party shall procure and maintain insurance or self-insure during the Term of this Agreement and for a period of *** following the termination or expiration of this Agreement, adequate to cover its product liability hereunder and which are consistent with normal business practices of prudent companies similarly situated.  Upon request, each Party shall provide proof of adequate coverage to the other Party.  Either Party may substitute a self-insurance program to satisfy in whole or in part its obligations under this Article 12 on notice to the other Party with information demonstrating the adequacy of such program.

It is understood that the insurance requirements above shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under Article 10.  Each Party shall provide the other Party with written evidence of such insurance upon request.  Each Party shall provide the other Party with written notice at least *** prior to the cancellation, non-renewal or material change in such insurance or self-insurance that materially adversely affects the rights of the other Party hereunder.

13.                               CONFIDENTIALITY; PROPRIETARY RIGHTS

13.1                        Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for *** thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information of the other Party except for that portion of such information or materials that the receiving Party can demonstrate by competent proof:

(a)                                 was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)                                 is subsequently disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

(e)                                  is subsequently independently discovered or developed by the receiving Party or its Affiliate without the aid, application, or use of Confidential Information.

Notwithstanding the foregoing, the receiving Party may disclose without violation of this Agreement such portion of the Confidential Information as is required or permitted to be disclosed if, on the advice of counsel, it is required under Applicable Law or pursuant to legal process to disclose such Confidential Information of the other Party; provided that unless otherwise prohibited by Applicable Law, the receiving Party first advises the disclosing Party of such intended disclosure and provides the disclosing Party with the opportunity to seek appropriate judicial or administrative relief to avoid, or obtain confidential treatment of, such disclosure at the disclosing Party’s sole cost and expense.  The

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confidentiality provisions set forth herein shall supersede and replace the Existing Confidentiality Agreement and shall be deemed to cover all confidential information disclosed or obtained under the Existing Confidentiality Agreement.

13.2                        Authorized Disclosures.  Each Party may disclose Confidential Information belonging to the other Party to the extent such Party determines such disclosure is reasonably necessary in the following situations:

(a)                                 prosecuting or defending litigation relating to this Agreement subject to using *** to obtain confidential treatment of such disclosure;

(b)                                 in the case of VIVUS as the receiving Party, disclosure to MTPC as required pursuant to the MTPC Agreement;

(c)                                  in the case of VIVUS as the receiving Party, disclosure to its licensees, sublicensees, and collaborators with respect to the Product outside the Menarini Territory or outside the Field, but solely to the extent that such Confidential Information (i) raises any material concerns regarding the safety or efficacy of the Product; (ii) indicates or suggests a potential material liability of either VIVUS or the applicable licensee, sublicensee, or collaborator to Third Parties in connection with the Product; (iii) is reasonably likely to lead to a recall or market withdrawal of the Product; or (iv) relates to any Product and is reasonably likely to have a material impact on a Regulatory Approval, Pricing Approval, or the Commercialization of any Product (as such terms are defined in the License Agreement) in such licensee’s, sublicensee’s, or collaborator’s territory; provided that each disclosee must be bound by obligations of confidentiality and non-use no less stringent than those set forth in Section 13.1 and this Section 13.2prior to any such disclosure (it being understood that receiving Party shall be liable for any breach of such confidentiality and non-use obligations by any such disclosee);

(d)                                 disclosure to its and its Affiliates’ respective directors, officers, employees, consultants, attorneys, professional advisors, lenders, insurers, sublicensees, suppliers, and distributors only on a need-to-know basis and solely as necessary in connection with this Agreement; provided that each disclosee must be bound by obligations of confidentiality and non-use no less stringent than those set forth in Section 13.1 and this Section 13.2 prior to any such disclosure (it being understood that receiving Party shall be liable for any breach of such confidentiality and non-use obligations by any such disclosee); and

(e)                                  disclosure to any bona fide potential or actual investor, acquirer, merger partner, or other potential or actual financial partner (and/or their respective consultants, attorneys, and professional advisors) on a need-to-know basis and solely for the purpose of evaluating a potential investment, acquisition, merger, or similar transaction; provided that each disclosee must be bound by obligations of confidentiality and non-use no less stringent than those set forth in Section 13.1 and this Section 13.2 prior to any such disclosure (it being understood that the receiving Party shall be liable for any breach of such confidentiality and non-use obligations by any such disclosee).

13.3                        Proprietary Rights. This Agreement shall not affect the ownership of any intellectual property owned by or licensed to either Party (“Intellectual Property”) or any rights granted in the License Agreement with respect to such Intellectual Property.

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14.                               DISPUTE RESOLUTION

14.1                        Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 if and when a dispute arises under this Agreement.  In the event of any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, then upon the request of either Party, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the chief executive officers of each Party; provided that, each Party agrees that any statute of limitation or survival period with respect to such dispute shall be tolled during such discussions.  If the matter is not resolved within *** following the request for discussions, either Party may then invoke the provisions of Section 14.2.

14.2                        Arbitration.  Any dispute, controversy or claim arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement that is not resolved pursuant to Section 14.1, shall be settled by binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures of JAMS then in effect (the “JAMS Rules”), except as otherwise provided herein.  The arbitration shall be governed by the United States Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the “Federal Arbitration Act”), to the exclusion of any inconsistent state laws.  The United States Federal Rules of Civil Procedure shall govern discovery and the rules of evidence for the arbitration.  The arbitration will be conducted in San Francisco, California, and the Parties consent to the personal jurisdiction of the United States federal courts, for any case arising out of or otherwise related to this arbitration, its conduct and its enforcement.  Any situation not expressly covered by this Agreement shall be decided in accordance with the JAMS Rules.

14.3                        Arbitrator.  The arbitrator shall be one (1) neutral, independent and impartial arbitrator selected from a pool of retired federal judges or magistrates to be presented to the Parties by JAMS. Failing the agreement of the Parties as to the selection of the arbitrator within ***, the arbitrator shall be appointed by JAMS in accordance with the JAMS Rules.

14.4                        Decision.  The power of the arbitrator to fashion procedures and remedies within the scope of this Agreement is recognized by the Parties as essential to the success of the arbitration process.  The arbitrator shall not have the authority to fashion remedies which would not be available to a federal judge hearing the same dispute.  The arbitrator is encouraged to operate on this premise in an effort to reach a fair and just decision.  Reasons for the arbitrator’s decisions should be set forth in accordance with the JAMS Rules.  Such a written decision shall be rendered by the arbitrator following a full comprehensive hearing, no later than *** following the selection of the arbitrator as provided for in Section 14.3.

14.5                        Award.  Any award shall be promptly paid in United States dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Applicable Law, be charged against the Party resisting enforcement.  Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Article 14, and agrees that, subject to the Federal Arbitration Act, judgment may be entered upon the final award in any court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to

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enforce such award.  The award shall include interest from the date of the award until paid in full, at a rate fixed by the arbitrator and the arbitrator may, in his or her discretion, award pre-judgment interest.  With respect to money damages, nothing contained herein shall be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages.  By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages, subject to the exceptions set forth in Article 11.

14.6                        Costs.  The arbitrator shall assess his or her costs, fees and expenses against the Party losing the arbitration and shall require such losing Party to reimburse the other Party for all of its reasonable attorneys’ fees, costs, and disbursements arising out of the arbitration (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, and so on).  Notwithstanding the foregoing, if the arbitrator believes that neither Party is the clear loser, the arbitrator shall divide his or her costs, fees, and expenses according to his or her sole discretion, and each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration.

14.7                        Injunctive Relief.  Provided a Party has made a sufficient showing under the rules and standards set forth in the Federal Rules of Civil Procedure and applicable case law, the arbitrator shall have the freedom to invoke, and the Parties agree to abide by, injunctive measures after either Party submits in writing for arbitration claims requiring immediate relief.  Additionally, nothing in this Article 14 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

14.8                        Confidentiality.  The arbitration proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information.  Except as required to comply with Applicable Laws, including rules and regulations promulgated by the SEC, The NASDAQ Stock Market or any securities exchanges, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party.  The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.

14.9                        Survivability.  Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

15.                               PRESS RELEASES; USE OF NAMES

15.1                        Press Releases.  The form and content of any public announcement to be made by one Party regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable law in which event the Party required to make such announcement shall, to the extent possible, provide to the other Party a written copy of any such required announcement at least *** prior to disclosure to give the other Party reasonable advance notice and review of any such announcement.  Notwithstanding the foregoing, either Party may publicly disclose without violation of this Agreement, such terms of this Agreement as are, on the advice of such Party’s counsel, required by the rules and regulations of the SEC or any other applicable entity having regulatory authority over such Party’s securities; provided that such Party shall advise Purchaser of such intended

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disclosures and requests confidential treatment of certain commercial terms and technical terms hereof to the extent such confidential treatment is reasonably available to such Party.  In the event of any such filing, such Party will provide the other Party, a reasonable time prior to filing, with a copy of the Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements applicable to such Party and that govern redaction of information from material agreements that must be publicly filed.  The other Party shall provide any such comments as promptly as practicable.

15.2                        Use of Names.  Except as otherwise required by law or by the terms of this Agreement or as mutually agreed upon by the Parties, neither Party shall make any use of the name of the other Party in any advertising or promotional material, or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

16.                               MISCELLANEOUS

16.1                        Entire Agreement; Amendment.  This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including, the Existing Confidentiality Agreement.  The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations pursuant the Existing Confidentiality Agreement.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

16.2                        Relationship of the Parties.  The relationship between VIVUS and Purchaser is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, or principal and agent between VIVUS and Purchaser.  Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any Third Party.

16.3                        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).  Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.

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16.4                        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.4, and shall be deemed to have been given for all purposes when received, if hand-delivered or by means of facsimile or other electronic transmission, or one (1) Business Day after being sent by a reputable overnight delivery service.

If to VIVUS:

With a copy to:

If to Purchaser:

With a copy to:

For details see Exhibit F in attachment.

16.5                        No Strict Construction; Headings; Interpretation.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.  The definitions of the terms herein apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any laws herein will be construed as referring to such laws and any rules or regulations promulgated thereunder as from time to time enacted, repealed or amended, (c) any reference herein to any person will be construed to include the person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, except as expressly provided in this Agreement, (f) as applied to a Party, the word “will” shall be construed to have

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the same meaning and effect as the word “shall,” and (g) all references herein without a reference to any other agreement to Articles, Sections, or Exhibits will be construed to refer to Articles, Sections, and Exhibits of or to this Agreement.

16.6                        Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to such Party’s Affiliate or to a successor to all or substantially all of the assets or business of such Party to which this Agreement pertains.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations.  Notwithstanding any assignment of this Agreement, the assigning Party shall remain liable for performance of its obligations hereunder, unless the non-assigning Party agrees otherwise in writing.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.6 shall be null, void and of no legal effect.

16.7                        Governing Law.  Resolution of all disputes arising out of or related to this Agreement or the validity, construction, interpretation, enforcement, breach, performance, application or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16.8                        Successors and Assigns; No Third Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  No provision of this Agreement, express or implied, is intended to or will be deemed to confer upon Third Parties any right, benefit, remedy, claim, liability, reimbursement, claim of action or other right of any nature whatsoever under or by reason of this Agreement other than the Parties and, to the extent provided in Sections 10.1 and 10.2, the Indemnified Parties.  Without limitation of the foregoing, this Agreement will not be construed so as to grant employees of either Party in any country any rights against the other Party pursuant to the laws of such country.

16.9                        Performance by Affiliates and/or Subcontractors.  Any obligation of VIVUS under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at VIVUS’s sole and exclusive option, either by VIVUS directly or by any Affiliate or Third Party that VIVUS causes to satisfy, meet or fulfill such obligation, in whole or in part.  Any obligation of Purchaser under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at Purchaser’s sole and exclusive option, either by Purchaser directly or by any Affiliate of Purchaser that Purchaser causes to satisfy, meet or fulfill such obligation, in whole or in part.  Each of the Parties guarantees the performance of all actions, agreements and obligations to be performed by any Affiliates of such Party under the terms and conditions of this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.10                 Counterparts.  This Agreement may be executed in one (1) or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

BERLIN-CHEMIE AG

By:	/s/ Dr R. Uppenkamp	/s/ Dr A. Sebastio

Name:	Dr R. Uppenkamp	Dr A. Sebastio

Title:	CEO	CFO

Date:	27th June 2013

VIVUS, Inc.

By:	/s/ Peter Y. Tam	/s/ Timothy E. Morris

Name:	Peter Y. Tam	Timothy E. Morris

Title:	President	CFO

Date:	July 5, 2013

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EXHIBIT A

Specifications

***

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EXHIBIT B

Manufacturing Cost for Product Manufactured by MTPC

For Product manufactured by MTPC, the Manufacturing Cost shall be equal to the *** of (a) or (b) below:

(a)         A fixed cost for each dosage form of the Product (the “Fixed Manufacturing Cost”) as follows:

Dosage forms	Fixed Manufacturing Cost (per tablet)
50mg tablet	US$	***
100mg tablet	US$	***
200mg tablet	US$	***

(b)         A cost per Product tablet for each dosage form calculated based on a percentage of *** total MTPC Agreement Net Sales in the Menarini Territory according to the following (the “Net Sales Manufacturing Cost”):

Annual Total MTPC Agreement Net Sales in the Menarini Territory	Net Sales Manufacturing Cost (per tablet)
Portion up to US$***	***% of the MTPC Agreement Net Sales divided by the quantity of each dosage forms of the Product for commercial sales during such ***
Portion above US$*** but less than or equal to $***	***% of the MTPC Agreement Net Sales divided by the quantity of each dosage forms of the Product for commercial sales during such ***
Portion in excess of US$***	***% of the MTPC Agreement Net Sales divided by the quantity of each dosage forms of the Product for commercial sales during such ***

The Manufacturing Cost for Product manufactured by MTPC shall initially be set at the Fixed Manufacturing Cost, and the Price for Product hereunder will be calculated and invoiced to Menarini based on such Fixed Manufacturing Cost.  In the event the Net Sales Manufacturing Cost in a *** per bulk tablet of Product is *** than the Fixed Manufacturing Cost per bulk tablet of Product, Manufacturing Cost for Product sold by Menarini, its Affiliates, or its sublicensees to Third Parties during such *** shall automatically be adjusted *** to account for the difference between such costs (the “Manufacturing Cost Adjustment”).  The formula for calculation of such Manufacturing Cost Adjustment is as follows:

“Manufacturing Cost Adjustment” = ***.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

No later than *** after the end of each ***, VIVUS shall notify Menarini whether there is a Manufacturing Cost Adjustment with respect to such *** and if there is such a Manufacturing Cost Adjustment, shall invoice Menarini for Product sold during such *** at a new Price calculated based on the Manufacturing Cost Adjustment, net of payments already made by Menarini for such Product.

After transition of manufacturing from MTPC to the New Third Party Manufacturer, it is anticipated that there will be a final reconciliation between MTPC and VIVUS to ensure the accuracy of all amounts paid by VIVUS to MTPC for manufacture of Product.  To the extent that this final reconciliation results in any payments by or refunds to VIVUS in respect of Product manufactured by MTPC and ultimately sold to Menarini hereunder, the Manufacturing Cost and Price for such Product shall be appropriately re-calculated hereunder, and appropriate payments to VIVUS shall be made (or appropriate credits to Menarini shall be issued, as the case may be).

Menarini acknowledges that the Manufacturing Cost specified above may need to be modified in order to maintain consistency between this Agreement and the MTPC Agreement if the price charged by MTPC to VIVUS for Product changes, it being understood that (a) such price will not *** prior to *** and (b) after such date such price can only *** if MTPC’s Manufacturing Cost for the Product *** percent (***%) of the Fixed Manufacturing Cost above, provided that MTPC provides reasonable and customary evidence of such *** and that MTPC and VIVUS have negotiated the price *** in good faith.

Additionally, for the avoidance of doubt, the Manufacturing Cost specified above only applies to Product manufactured by MTPC and will need to be modified in order to maintain consistency between this Agreement and the agreement under which the New Third Party Manufacturer manufactures and supplies Product; provided, however, that the Manufacturing Cost for a New Third Party Manufacturer shall in no event be greater than ***.

As used in this Exhibit B, the following initially capitalized term(s), whether used in the singular or plural form, shall have the meanings set forth below:

“MTPC’s Manufacturing Cost” shall mean the manufacturing cost of the Product that is manufactured by or on behalf of MTPC, and which includes the following:

(a)                                 Materials Cost, which means the price paid for raw material components and finished goods which are purchased from outside vendors as well as any freight and duty where applicable;

(b)                                 Direct Labor Costs, which means the employment costs attributable to manufacturing the Product including, without limitation, salary and employee benefits within the relevant manufacturing operating unit;

(c)                                  Overhead Costs, which means the cost of specific activities attributable to manufacturing the Product that are provided by support functions and are performed at a frequency which is in correlation with the production. Overhead Costs includes, expenses associated with quality assurance testing, batch review, equipment maintenance costs, manufacturing utilities, waste removal, management and administrative expenses, general facilities costs, environmental engineering, property taxes and insurance.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)                                 Equipment Depreciation, which means the amortization of the costs of specific manufacturing facility, machinery or equipment dedicated either solely or partly (on a pro rata basis) to the production, calculated in accordance with the applicable generally accepted accounting practices.

It is understood and agreed that the definition of MTPC’s Manufacturing Cost shall be consistently applied during the term of the MTPC Agreement.

“MTPC Agreement Net Sales” means, with respect to a Product, the amount invoiced by VIVUS, its affiliates and their sublicensees (each, a “Seller”) for sales of such Product to a Customer (as defined below), less estimates which will be adjusted to actual on a periodic basis of:

(a)                                 Sales returns (to the extent that customary practice is to allow the Customer to return Seller a Product expired or will expire unsold, or in the event of a Product recall, rejections or damaged Product);

(b)                                 Discounts (including prompt pay cash discounts, patient cash discounts, price reductions and incentive programs, rebates, trade and quantity discounts, purchase volume discounts, patient co-pay assistance, price reduction programs, retroactive price adjustments, sales coupons, etc.) to managed care organizations, or to federal, state and local governments, or to the Customer;

(c)                                  Wholesaler fees, inventory management agreement fees and specialty pharmacy fees, which are commercially reasonable and customary fees paid by Seller to the Customer;

(d)                                 Chargebacks incurred or paid by Seller to government entities (Seller’s programs with government entities whereby pricing on a Product by Seller to the participating entities is extended below wholesaler list price);

(e)                                  Managed health care rebates and other contract discounts (including rebates, administrative fees, reimbursements and discounts to managed health care and pharmacy benefit organizations which manage prescription drug programs and prescription drug plans covering the Medicare Part D drug benefit or similar government programs in addition to their commercial plans, as well as other contract counterparties such as hospitals and group purchasing organizations);

(f)                                   Medicaid or similar government rebates (local, state and federal government-managed Medicaid or similar programs as well as certain other qualifying Federal, state and local government programs (or their respective agencies, purchasers and reimbursers) whereby discounts and rebates are provided by Seller to participating federal, state and local government entities);

(g)                              Taxes, duties and other governmental charges levied on, absorbed or otherwise imposed on sale of a Product, including value-added taxes, or other governmental charges otherwise measured by the billing amount, when separately included on a billing by Seller to the Customer, as adjusted for rebates and refunds, but specifically excluding taxes based on net income of Seller;

(h)                                 Freight, postage, shipping and insurance charges actually allowed or paid for delivery of Product, to the extent billed as a separate line item by Seller to the Customer; and

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)                                     Customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of Product, to the extent billed as a separate line item by Seller to the Customer.

It is understood and agreed that (x) sales or transfers of Products between VIVUS, its affiliates and their sublicensees shall not constitute “MTPC Agreement Net Sales” unless such party is an end-user of such product and (y) “Customer” shall mean any entity (other than MTPC or VIVUS or their respective affiliates or their sublicensees) that is invoiced by Seller in a commercial arms-length transaction for the sale of Product in VIVUS’s Licensed Territory.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

Minimum Purchase Obligations

Calendar Year	Minimum Purchase Obligation
***	***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

Quality Agreement

[To be completed after signing]

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT E

On a *** basis of each ***, Menarini shall provide VIVUS with a rolling *** forecast, no later than the *** of the *** preceding the *** of such forecast, of Product requirements.  Such forecast shall represent Menarini’s reasonable estimates of the quantity of Product required in the Territory during the *** period covered by the forecast.  At the time each forecast is delivered to VIVUS, the quantity of Product specified for first *** of the forecast shall be binding and the first *** period deemed the period of firm order.   Menarini shall be required to purchase *** percent (***%) of all quantities specified in the firm order period.  The quantity of Product specified for the remaining *** shall be considered non-binding. Delivery of Product shall be within *** from receipt of order by VIVUS. No orders shall be unreasonably refused by VIVUS.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT F

References

See Article 16.4

If to VIVUS:	VIVUS, Inc.
351 E. Evelyn Avenue
Mountain View, CA 94041
Attention: General Counsel
Fax: (650) 934-5320

With a copy to:	Hogan Lovells US LLP
525 University Avenue
3rd Floor
Palo Alto, CA 94301
Attention: Shane Albright, Partner
Fax: (650) 463-4199

If to Menarini:	Berlin-Chemie AG,
Glienicker Weg 125-127
12489 Berlin, Germany
Attention: CFO
Fax: +49 3067073443

With a copy to:

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.